As filed with the Securities and Exchange Commission on December 18, 2006

File 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KODIAK OIL & GAS CORP.

(Exact name of Registrant as specified in its charter)

Yukon Territory	1311	N/A
State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S Employer Identification No

1625 Broadway, Suite 330

Denver, Colorado 80202

(303) 592-8075

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lynn A. Peterson

Chief Executive Officer

1625 Broadway, Suite 330

Denver, Colorado 80202

(303) 592-8075

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Randal R. Jones Lisa M. Luebeck Dorsey & Whitney LLP U.S. Bank Centre 1420 Fifth Avenue, Suite 3400 Seattle, WA 98101-4010 Tel: (206) 903-8800	John T. Perugini Jones Day 77 West Wacker Suite 3500 Chicago, IL 60601 Tel: (312) 782-3939

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

Registration No. 333-138932.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value	575,000	$2,386,250	$255.33	(3)

(1)	This amount is in addition to the 11,500,000 shares of Common Stock registered under the earlier effective registration statement and includes shares of Common Stock that may be purchased by the underwriters to cover over-allotments, if any.
(2)	Based on the initial public offering price of $4.15 per share.
(3)	This amount is in addition to the $4,515.94 paid in connection with the filing of the earlier registration statement.

THIS REGISTRATION STATEMENT SHALL BE EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form F-1 relates to the registrant’s prior registration statement (File No. 333-138932) and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the proposed offering of up to $50,111,250 of Common Stock. The contents of the Registration Statement on Form F-1 (File No. 333-138932) filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 22, 2006, as amended by Amendment No. 1 filed with the Commission on December 6, 2006, which was declared effective on December 15, 2006, including, in each case, the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on the Index to Exhibits attached hereto and filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form F-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on December 18, 2006.

KODIAK OIL & GAS CORP.

By:	/s/ LYNN A. PETERSON
President (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	* Lynn A. Peterson	President (principal executive officer and principal financial officer)	December 18, 2006

By:	* James E. Catlin	Vice President and Secretary	December 18, 2006

By:	* Herrick K. Lidstone, Jr.	Director	December 18, 2006

By:	* Rodney D. Knutson	Director	December 18, 2006

By:	* Hugh J. Graham	Director	December 18, 2006

By:	* Don McDonald	Director	December 18, 2006

*By:	/S/ LYNN A. PETERSON Lynn A. Peterson Attorney-in-fact

II-2

INDEX TO EXHIBITS

Exhibits
5.1	Opinion of Miller Thomson LLP

23.1	Consent of Hein & Associates LLP

23.2	Consent of Amisano Hanson, Chartered Accountants

23.3	Consent of Sproule Associates Inc.

23.4	Consent of Miller Thomson LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form F-1 (File No. 333-138932) filed with the Securities and Exchange Commission on November 22, 2006 and incorporated by reference herein).